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Exhibit 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on form SB-2 of our report dated January 30, 1997, except as to the information in Note 17 for which the date is March 4, 1997, on our audit of the consolidated financial statements and financial statement schedules of First Republic Bancorp, Inc. and Subsidiary as of December 31, 1996 and for the year then ended. We also consent to the references to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 14, 1997